                                                                     EXHIBIT 8.1
                                                                     -----------

                         [Palmer & Dodge LLP Letterhead]




                                September 3, 1999



AutoCyte, Inc.
780 Plantation Drive
Burlington, North Carolina 27215

         RE:  TAX OPINION REGARDING MERGER OF TRILOGY ACQUISITION
              CORPORATION INTO NEOPATH, INC.

Ladies and Gentlemen:

         We have been asked, as counsel to AutoCyte, Inc., a Delaware corporation ("AutoCyte"), to render this opinion regarding certain matters related to the U.S. federal income tax consequences of the merger (the "Merger") of Trilogy Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of AutoCyte with and into Neopath, Inc., a Washington corporation ("Neopath"), pursuant to that certain Agreement and Plan of Merger, dated as of June 4, 1999 by and between Neopath, Merger Sub and AutoCyte (the "Merger Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Merger Agreement.

         In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the relevant documents related to the Merger, including the Merger Agreement and the Registration Statement. Furthermore, we have examined that certain AutoCyte Tax Matters Certificate, dated as of the date hereof, a form of which is attached hereto as Exhibit A (the "AutoCyte Tax Certificate"), and that certain Neopath Tax Matters Certificate, dated as of the date hereof, a form of which is attached hereto as Exhibit B (the "Neopath Tax Certificate").

         Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above, the representations given by AutoCyte in the AutoCyte Tax Certificate and the representations given by Neopath in the Neopath Tax Certificate. In rendering our opinion, we have assumed the accuracy of all information and representations and the performance of all undertakings contained in the reviewed documents as set forth above, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. If any of these facts or assumptions are not correct, please advise us at once as our advice may be affected by a change in such facts or assumptions.

Autocyte, Inc.
September 3, 1999
Page 2


         Opinion. It is the opinion of Palmer & Dodge LLP that, subject to the foregoing and the limitations referred to below, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Furthermore, in our opinion, subject to the foregoing and the limitations referred to below, the merger will result in the following federal income tax consequences:


         (i) each of AutoCyte, Neopath and Trilogy Acquisition Corporation, the subsidiary of AutoCyte that will merge with and into Neopath, will be a party to the reorganization within the meaning of Section 368(b) of the Code;

         (ii) No gain or loss will be recognized by holders of Neopath Common Stock solely upon their receipt of AutoCyte Common Stock in exchange for Neopath Common Stock in the merger, except to the extent of cash received in lieu of fractional shares of AutoCyte Common Stock.

         (iii) The aggregate tax basis of AutoCyte Common Stock received by Neopath Shareholders in the merger will be the same as the aggregate tax basis of Neopath Common Stock surrendered in the merger reduced by any amount allocable to fractional share interests for which cash is received.

         (iv) The holding period of the AutoCyte Common Stock received in the merger will include the period during which the Neopath Common Stock surrendered in exchange therefor was held, provided that the Neopath Common Stock is held as a capital asset at the time of the merger.

         (v) Cash payments received by holders of Neopath Common Stock in lieu of fractional shares will be treated as if fractional shares of AutoCyte Common Stock had been issued in the merger and then redeemed by AutoCyte. A shareholder of Neopath receiving such cash will generally recognize gain or loss upon such payment, equal to the difference, if any, between such shareholder's allocable basis in the fractional shares and the amount of cash received. This gain or loss will be a capital gain or loss if the Neopath Common Stock is held by such shareholder as a capital asset at the effective time of the merger.

         (vi) Neopath, AutoCyte and Trilogy Acquisition Corporation will recognize no gain or loss solely as a result of the merger.

Autocyte, Inc.
September 3, 1999
Page 3


         However, as discussed above and as indicated in the Registration Statement, if any of the assumptions or representations set forth above prove incorrect, then the conclusions set forth above may not be accurate, with the resulting consequences discussed in the Registration Statement under the heading "THE MERGER--Material Federal Income Tax Consequences."

         Limitations. Our opinion is limited to the specific matters described in the Registration Statement under the heading "THE MERGER--Material Federal Income Tax Consequences." We give no opinion with respect to other tax matters, whether federal, state, local, or foreign that may relate to the Merger. Our opinion may not address issues that are material to an individual stockholder based on his or her particular tax situation. No ruling will be requested from the Internal Revenue Service ("IRS") regarding the Merger. Our opinion is not binding on the IRS or the courts and does not constitute a guarantee that the IRS will not challenge the tax treatment of the Merger.

         Neopath Shareholders will be required to attach a statement to their tax returns for the year of the merger that contains certain information required by Treasury Regulations under Section 368 of the Code. Such statement must include the shareholder's tax basis in the shareholder's Neopath Common Stock and a description of the AutoCyte Common Stock received.

         In rendering our opinion, we have considered the applicable provisions of the Code, the regulations of the United States Treasury Department, and court and administrative rulings and decisions in effect on the date hereof. These authorities may change, possibly retroactively, and any change could affect the continuing validity of this opinion.

         This opinion is furnished in connection with the Merger. We consent to the reference to our firm under the heading "THE MERGER--Material Federal Income Tax Consequences" and "LEGAL MATTERS" and to the filing of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ Palmer & Dodge LLP

                                PALMER & DODGE LLP

                                                                       EXHIBIT A
                                                                       ---------


                              [AUTOCYTE LETTERHEAD]
                              ---------------------

                              AUTOCYTE CORPORATION
                             TAX MATTERS CERTIFICATE

AutoCyte, Inc., a Delaware corporation, ("AutoCyte"), submits this certificate (this "Certificate") to be relied upon by Perkins Coie LLP and Palmer & Dodge LLP in delivering their respective opinions regarding the tax consequences of the proposed merger (the "Merger") of NeoPath, Inc., a Washington corporation, and Trilogy Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AutoCyte ("Merger Sub"), pursuant to an Agreement and Plan of Merger by and among AutoCyte, Merger Sub, and NeoPath, dated as of June 4, 1999, (the "Merger Agreement"). Capitalized terms not otherwise defined here have the meaning stated in the Merger Agreement.

AutoCyte certifies that the facts and assumptions relating to the Merger set forth in the Merger Agreement, insofar as they relate to AutoCyte and Merger Sub, and the following statements, are true, correct and complete in all material respects as of June 4, 1999 and the date of this Certificate. To the extent that any of the statements or facts stated or referred to herein pertain to NeoPath, AutoCyte has no reason to believe that such statements or facts are not true, correct and complete in all material respects as of this date.

                  1. The fair market value of the shares of AutoCyte Common Stock and other consideration received by each shareholder of NeoPath will be approximately equal to the fair market value of the NeoPath Stock exchanged in the Merger.

                  2. AutoCyte has no plan or intention, and is not aware of any plan or intention on the part of any persons related to AutoCyte (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) to acquire or redeem any of the AutoCyte Common Stock to be issued in the Merger.

                  3. In the Merger, shares of NeoPath Stock representing Control of NeoPath will be exchanged solely for voting stock of AutoCyte. For purposes of this Certificate "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person. For purposes of this representation, shares of NeoPath exchanged for cash or other property originating with AutoCyte will be treated as outstanding NeoPath Stock on the date of the Merger.

                  4. AutoCyte has no plan or intention to cause NeoPath to issue additional shares of stock that would result in AutoCyte losing Control of NeoPath.

                  5. At all times prior to the Merger, AutoCyte will be in Control of Merger Sub.

                  6. Following the Merger, NeoPath will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by NeoPath immediately prior to the Merger and at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For purposes of this representation, amounts paid to dissenters and amounts used by NeoPath or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by NeoPath will be included as assets of NeoPath or Merger Sub, as the case may be, immediately prior to the Merger.

                  7. AutoCyte and Merger Sub will pay their respective expenses incurred in connection with the Merger and will not pay any expenses of NeoPath or the NeoPath Shareholders.

                  8. After the Merger, the sole shareholder of NeoPath will be AutoCyte.

                  9. Prior to the Closing Date, Merger Sub did not own any assets. Merger Sub will have no liabilities assumed by NeoPath and will not transfer to NeoPath any assets subject to liabilities, in the Merger.

                  10. Following the Merger, AutoCyte will continue NeoPath's historic business or use a significant portion of its historic business assets in a business.

                  11. AutoCyte does not own, directly or indirectly, nor has it owned, directly or indirectly, during the past five years, any shares of NeoPath Stock.

                  12. The payment of cash in lieu of fractional NeoPath Stock is solely for the purpose of avoiding the expense and inconvenience to AutoCyte of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the NeoPath Shareholders instead of issuing fractional shares of AutoCyte Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the NeoPath Shareholders in exchange for their NeoPath Stock. The total cash received by a NeoPath Shareholder in lieu of fractional share interests of AutoCyte will not equal or exceed the value of one full share of AutoCyte Common Stock.

                  13. No intercorporate indebtedness exists between AutoCyte and NeoPath or between Merger Sub and NeoPath.

                  14. Neither AutoCyte nor Merger Sub is a regulated investment company, real estate investment trust, or a corporation fifty percent or more of the value of whose total assets are stock and securities, and eighty percent or more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities of any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

                  15. None of the compensation to be received from AutoCyte by any NeoPath shareholder-employee will be separate consideration for, or allocable to, any of such shareholder-employee's shares of NeoPath Shares; none of the AutoCyte Common Stock received by any NeoPath shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  16. At all times prior to the Merger, AutoCyte has owned and will own directly all the outstanding Merger Sub stock. Merger Sub was formed by AutoCyte solely for the purposes of engaging in the transactions contemplated by the Merger Agreement. Merger Sub will have no liabilities.

                  17. The Merger is being undertaken primarily for reasons pertaining to the business of AutoCyte and neither AutoCyte nor Merger Sub has as one of its reasons for the Merger the avoidance of federal income taxes.

                  18. AutoCyte has no plan or intention to liquidate NeoPath; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of NeoPath except for transfers of stock to corporations that AutoCyte Controls; or to cause NeoPath to sell or otherwise dispose of any of its assets or any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of business; provided, however, that notwithstanding the foregoing AutoCyte may transfer (or cause NeoPath to transfer) assets or stock of NeoPath in a manner permitted under section 368(a)(2)(C) of the Code;.

                  19. AutoCyte and Merger Sub will not take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization, or the transfer of any shares as being other than in connection with the Merger, within the meaning of section 368(a) of the

Code, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

                  20. The Merger Agreement (including all exhibits thereto) represents the entire understanding of AutoCyte and Merger Sub with respect to the Merger.

                  21. The total fair market value of all consideration other than AutoCyte Common Stock received by the shareholders of NeoPath in the Merger (including, without limitation, cash paid to the shareholders of NeoPath perfecting appraisal rights or in lieu of fractional shares of AutoCyte Common Stock) will be less than twenty percent (20%) of the aggregate fair market value of NeoPath stock outstanding immediately prior to the Merger.

                  22. During the past five (5) years, and at present, none of the outstanding shares of NeoPath , including the right to acquire or vote any such shares have, directly or indirectly, been owned by AutoCyte or AutoCyte's affiliates.

                  23. Except with respect to payments of cash to shareholders of NeoPath perfecting dissenters' rights or in lieu of fractional shares of AutoCyte Common Stock, one hundred percent (100%) of NeoPath stock outstanding immediately prior to the Merger will be exchanged solely for AutoCyte Common Stock. Thus, except as set forth in the preceding sentence, no consideration will be paid or received (directly or indirectly, actually or constructively) for NeoPath Stock other than AutoCyte Common Stock.

                  24. AutoCyte has no plan or intention to cause NeoPath to take any actions after the Closing Date that would cause any the representations contained in the NeoPath tax Certificate regarding the Merger of even date hereof to be untrue.

                  25. AutoCyte and Merger Sub will comply with all terms of the Merger Agreement, including their representations, warranties, and covenants contained therein.

The undersigned understands that Perkins Coie LLP and Palmer & Dodge LLP will rely on this Certificate in issuing their respecting opinions regarding the federal income tax consequences of the Merger, and hereby commit to inform Perkins Coie LLP and Palmer & Dodge LLP if, for any reason, any of the foregoing representations cease to be true prior to the Closing Date.

                  IN WITNESS WHEREOF, AutoCyte has caused this Certificate to be duly executed this 3rd day of September, 1999.

                                AUTOCYTE
                                By:     /s/ William O. Green
                                      -------------------------------
                                Its:    VP & CFO
                                      -------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                              [NEOPATH LETTERHEAD]

                                  NEOPATH, INC.
                             TAX MATTERS CERTIFICATE

         NeoPath, Inc., a Washington corporation ("NeoPath"), submits this certificate (this "Certificate") to be relied upon by Perkins Coie LLP and Palmer & Dodge LLP in delivering their respective opinions regarding the tax consequences of the proposed merger (the "Merger") of Trilogy Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AutoCyte Corporation ("Merger Sub"), with and into NeoPath pursuant to an Agreement and Plan of Merger by and among AutoCyte Corporation, a Delaware corporation ("AutoCyte"), Merger Sub, and NeoPath dated as of June 4, 1999, (the "Merger Agreement"). Capitalized terms not otherwise defined here have the meaning stated in the Merger Agreement.



         NeoPath certifies that the facts and assumptions relating to the Merger, insofar as they relate to NeoPath, that are described in the opinion letter of Perkins Coie LLP dated the date hereof (a copy of which NeoPath acknowledges has been provided to it), and the following statements, are true, correct and complete as of June 4, 1999, and the date of this Certificate. To the extent that any of the statements or facts stated or referred to herein pertain to AutoCyte or Merger Sub, NeoPath has no reason to believe that such statements or facts are not true, correct and complete in all material respects as of this date.

                  1. The fair market value of the AutoCyte Common Stock and other consideration received by each shareholder of NeoPath will be approximately equal to the fair market value of the NeoPath Stock exchanged in the Merger, as determined by arms'-length negotiations between the parties to the Merger Agreement.

                  2. NeoPath is not aware of any plan or intention by AutoCyte or any persons related to AutoCyte (within the meaning of Treasury Regulation
Section 1.368-1(e)(3)) to acquire, redeem or make any extraordinary distributions with respect to the AutoCyte Common Stock to be issued in the Merger, and NeoPath will not redeem or repurchase any NeoPath Stock from any shareholder of NeoPath holding shares on June 4, 1999.

                  3. Following the Merger, NeoPath will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by NeoPath immediately prior to the Merger and at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For purposes of this representation, amounts paid to dissenters and amounts used by NeoPath to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by NeoPath will be included as assets of NeoPath or Merger Sub, as the case may be, immediately prior to the Merger.

                  4. No loan or any other intercorporate indebtedness exists between AutoCyte and NeoPath or between Merger Sub and NeoPath.

                  5. NeoPath and the NeoPath shareholders will each pay their respective expenses incurred in connection with the Merger.

                  6. NeoPath is not a regulated investment company, real estate investment trust, or a corporation fifty percent or more of the value of whose total assets are stock and securities, and eighty percent or more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities in any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

                  7. On the date of the Merger, the fair market value of the assets of NeoPath will exceed the sum of its liabilities. The liabilities of NeoPath were incurred by it in the ordinary course of its business.

                  8. NeoPath is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding of a federal or state court.

                  9. None of the compensation to be received by any NeoPath shareholder-employee will be separate consideration for, or allocable to, any of the shareholder-employee's NeoPath Stock; none of the AutoCyte Common Stock received by any NeoPath shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  10. The Merger is being undertaken primarily for reasons pertaining to the business of NeoPath, and NeoPath does not have as one of its reasons for the Merger the avoidance of federal income taxes.

                  11. NeoPath will comply with all terms of the Merger Agreement, including its representations, warranties, and covenants contained therein.

                  12. In the Merger, shares of NeoPath representing Control of NeoPath will be exchanged solely for voting stock of AutoCyte. For purposes of this Certificate "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise Control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person. For purposes of this representation, shares of NeoPath exchanged for cash or other property originating with AutoCyte will be treated as outstanding NeoPath Stock on the date of the Merger.

                  13. At the Closing Date, NeoPath will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in NeoPath that, if exercised or converted, would affect AutoCyte's acquisition or retention of Control of NeoPath.

                  14. NeoPath has no plan or intention to issue additional shares of its stock that would result in AutoCyte losing Control of NeoPath.

                  15. The payment of cash in lieu of fractional NeoPath Stock is solely for the purpose of avoiding the expense and inconvenience to AutoCyte of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the NeoPath shareholders instead of issuing fractional shares of AutoCyte Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the NeoPath shareholders in exchange for their NeoPath Stock. The total cash received by a NeoPath shareholder in lieu of fractional share interests of AutoCyte will not equal or exceed the value of one full share of AutoCyte Common Stock.

                  16. The facts relating to the Merger of Merger Sub with and into NeoPath pursuant to the Merger Agreement, as described in the Merger Agreement and the Registration Statement, insofar as such facts pertain to NeoPath, are true, correct and complete in all material respects.

                  17. NeoPath will not take, and NeoPath is not aware of any plan or intention of NeoPath shareholders to take, any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization, or the transfer of any shares as being other than in connection with the Merger, within the meaning of section 368(a) of the Code, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

                  18. The Merger Agreement (including all exhibits thereto) represent the entire understanding of NeoPath with respect to the Merger.

                  19. The total fair market value of all consideration other than AutoCyte Common Stock received by the shareholders of NeoPath in the Merger (including, without limitation, cash paid to the shareholders of NeoPath perfecting appraisal rights or in lieu of fractional shares of AutoCyte Common Stock) will be less than twenty percent (20%) of the aggregate fair market value of NeoPath Stock outstanding immediately prior to the Merger.

                  20. During the past five (5) years, and at present, none of the outstanding shares of NeoPath , including the right to acquire or vote any such shares have, directly or indirectly, been owned by AutoCyte or AutoCyte's affiliates.

                  21. Other than in the ordinary course of business or pursuant to its obligations under the Merger Agreement, NeoPath has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger.

                  22. NeoPath has no plan or intention to sell, distribute, or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation in the Control of NeoPath.

                  23. Except with respect to payments of cash to shareholders of NeoPath perfecting dissenters' rights or in lieu of fractional shares of AutoCyte Common Stock, one hundred percent (100%) of NeoPath stock outstanding immediately prior to the Merger will be exchanged solely for AutoCyte Common Stock. Thus, except as set forth in the preceding sentence, no consideration will be paid or received (directly or indirectly, actually or constructively) for NeoPath Stock other than AutoCyte Common Stock.

                  24. NeoPath is not aware of any plan or intention on the part of AutoCyte to cause Company to take any such actions after the Closing Date that would cause any of the representations contained herein to be untrue or inaccurate in any respect.

         The undersigned understands that Perkins Coie LLP and Palmer & Dodge LLP will rely on this Certificate in issuing their respecting opinions regarding the federal income tax consequences of the Merger, and hereby commit to inform Perkins Coie LLP and Palmer & Dodge LLP if, for any reason, any of the foregoing representations cease to be true prior to the Closing Date.



         IN WITNESS WHEREOF, NeoPath has caused this Certificate to be duly executed this 3rd day of September, 1999.

         NEOPATH, INC.



     By /s/ Robert C. Bateman
        ---------------------

Its Vice President and Chief Financial Officer